Exhibit 99.1

IAC REPORTS Q1 2014 RESULTS

NEW YORK— April 30, 2014—IAC (Nasdaq: IACI) released first quarter 2014 results today.

SUMMARY RESULTS

$ in millions (except per share amounts)

	Q1 2014	Q1 2013	Growth
Revenue	$740.2	$742.2	0%

Adjusted EBITDA(1)	108.1	126.8	-15%
Adjusted Net Income	51.6	72.7	-29%
Adjusted EPS	0.59	0.83	-29%

Operating Income	71.7	84.6	-15%
Net Income	35.9	53.6	-33%
GAAP Diluted EPS	0.41	0.61	-33%

(1) IAC changed its primary financial measure to Adjusted EBITDA from Operating Income Before Amortization.

See reconciliations of GAAP to non-GAAP measures beginning on page 9.

•                  IAC realigned its reportable segments into Search & Applications, The Match Group, Media and eCommerce.

•                  Consolidated revenue was flat year-over-year as growth at The Match Group and strong growth at Vimeo were more than offset by the closure and sale of Newsweek print and digital and the restructuring of CityGrid Media.

•                  Search & Applications revenue was flat year-over-year, continuing on the path to recovery from pricing and other changes in the second half of fiscal year 2013. Within the segment, Websites had a solid quarter, with revenue up 8% and page views increasing 16% to over 9 billion.

•                  The Match Group revenue increased 9% year-over-year, as Dating paid subscribers grew 10% to nearly 3.5 million globally.

•                  In the Media segment, Vimeo grew revenue over 60% versus the prior year and reached 460,000 paid subscribers.

•                  Consolidated Adjusted EBITDA declined 15% versus the prior year. Search & Applications Adjusted EBITDA was down 16% on lower B2B revenue and significant increases in B2C marketing and, likewise, The Match Group was down 1% on significant marketing increases versus the prior year at both Dating and DailyBurn.

•                  IAC declared a quarterly cash dividend of $0.24 per share, payable on June 1, 2014 to IAC stockholders of record as of the close of business on May 15, 2014.

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DISCUSSION OF FINANCIAL AND OPERATING RESULTS

	Q1 2014	Q1 2013	Growth
	$ in millions
Revenue
Search & Applications	$398.0	$397.2	0%
The Match Group	211.2	192.9	9%
Media	36.4	45.0	-19%
eCommerce	94.8	107.3	-12%
Intercompany Elimination	(0.2)	(0.1)	-58%
Total	$740.2	$742.2	0%
Adjusted EBITDA
Search & Applications	$82.1	$97.5	-16%
The Match Group	47.4	47.9	-1%
Media	(7.9)	(6.2)	-27%
eCommerce	2.8	0.7	288%
Corporate	(16.3)	(13.2)	-24%
Total	$108.1	$126.8	-15%
Operating Income (Loss)
Search & Applications	$70.3	$87.0	-19%
The Match Group	39.8	37.4	7%
Media	(8.6)	(7.2)	-20%
eCommerce	(1.6)	(4.5)	65%
Corporate	(28.3)	(28.1)	-1%
Total	$71.7	$84.6	-15%

During the first quarter of 2014, the Company realigned its reportable segments. The Company created a new segment called The Match Group that includes Match, which was previously reported as its own segment, and DailyBurn and Tutor, which were previously in the Media and Other segments, respectively.  The businesses within the Local segment, HomeAdvisor, Felix and, for periods prior to July 1, 2013, CityGrid Media, were moved to the eCommerce segment, formerly called the Other segment.  There have been no changes to the Search & Applications segment.  Prior year financial information has been restated to conform to the new segment presentation.

Search & Applications

Websites revenue increased due to the acquisition of the “Owned & Operated” website businesses of ValueClick, Inc. (acquired January 10, 2014), the contribution of CityGrid Media and growth at About.com, offset by a year-over-year decline in revenue at Ask.com.  Applications revenue decreased primarily due to lower queries in B2B (our partnership operations), partially offset by query growth in B2C (our direct to consumer downloadable applications business).  Adjusted EBITDA decreased primarily due to lower revenue in B2B and higher marketing expense in B2C, partially offset by the contribution of the ValueClick businesses and CityGrid Media.

The Match Group

Dating revenue grew 9% driven by 7% growth in North America(1) and 12% growth in International(2).  Non-dating revenue grew 53%.  The growth in revenue was driven by increased subscribers.  Profits declined despite higher revenue primarily due to a significant increase in marketing expense at Dating and DailyBurn, partially offset by a $3.9 million benefit related to the expiration of the statute of limitations for a non-income tax matter.

Note 1:  Includes Match.com, Chemistry, People Media, OkCupid and other dating businesses operating within the United States and Canada.

Note 2: Includes all dating businesses operating outside of the United States and Canada.

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Media

Revenue decreased due to the impact of the closure of the Newsweek print business and the sale of the Newsweek digital business, partially offset by continued strong growth at Vimeo.  The loss in Adjusted EBITDA for the segment was larger than the prior year due to the favorable effect in the prior year period of certain items related to the Newsweek print closure.

eCommerce

Revenue decreased due to the move of CityGrid Media to the Search & Applications segment.  Excluding the impact of CityGrid Media, revenue grew 8%.  Adjusted EBITDA increased due to growth in profitability at HomeAdvisor.

Corporate

Corporate Adjusted EBITDA loss increased due to higher professional fees and compensation costs.  Corporate operating loss reflects a decrease of $3.2 million in non-cash compensation expense due to an increase in forfeited awards in the current year.

OTHER ITEMS

Interest expense increased due to the 4.875% Senior Notes due 2018, which were issued in November 2013.

The effective tax rates for continuing operations in Q1 2014 and Q1 2013 were 38% and 33%, respectively.  The effective tax rates for Adjusted Net Income in Q1 2014 and Q1 2013 were 36% and 33%, respectively.  The effective tax rates were lower in Q1 2013 primarily due to a decrease in reserves for income tax contingencies related to statute expirations and research credits.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2014, IAC had 83.0 million common and class B common shares outstanding.  As of April 25, 2014, the Company had 8.6 million shares remaining in its stock repurchase authorization.  IAC may purchase shares over an indefinite period on the open market and in privately negotiated transactions, depending on those factors IAC management deems relevant at any particular time, including, without limitation, market conditions, share price and future outlook.

As of March 31, 2014, IAC had $1.0 billion in cash and cash equivalents and marketable securities as well as $1.1 billion in long-term debt.  The Company has $300 million in unused borrowing capacity under its revolving credit facility.

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OPERATING METRICS

	Q1 2014	Q1 2013	Growth

SEARCH & APPLICATIONS (in millions)
Revenue
Websites (a)	$203.7	$189.0	8%
Applications (b)	194.3	208.2	-7%
Total Revenue	$398.0	$397.2	0%

Websites Page Views (c)	9,338	8,064	16%
Applications Queries (d)	5,183	5,900	-12%

THE MATCH GROUP
Dating Revenue (in millions)
North America (e)	$134.5	$125.6	7%
International (f)	70.5	63.2	12%
Total Dating Revenue	$205.0	$188.9	9%

Dating Paid Subscribers (in thousands)
North America (e)	2,389	2,155	11%
International (f)	1,079	985	10%
Total Dating Paid Subscribers	3,468	3,140	10%

HOMEADVISOR (in thousands)
Domestic Service Requests (g)	1,310	1,209	8%
Domestic Accepts (h)	1,635	1,631	0%

International Service Requests (g)	259	232	12%
International Accepts (h)	333	314	6%

(a)         Websites revenue is principally composed of Ask.com, About.com, CityGrid Media, Dictionary.com, Investopedia.com and PriceRunner.com.

(b)         Applications revenue includes B2C and B2B.

(c)          Websites page views include Ask.com, About.com, CityGrid Media, Dictionary.com, Investopedia.com and PriceRunner.com.

(d)         Applications queries include B2C and B2B.

(e)          North America includes Match.com, Chemistry, People Media, OkCupid and other dating businesses operating within the United States and Canada.

(f)            International includes all dating businesses operating outside of the United States and Canada.

(g)         Fully completed and submitted customer service requests on HomeAdvisor.

(h)         The number of times service requests are accepted by service professionals.  A service request can be transmitted to and accepted by more than one service professional.

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DILUTIVE SECURITIES

IAC has various tranches of dilutive securities.  The table below details these securities as well as potential dilution at various stock prices (shares in millions; rounding differences may occur).

		Avg
		Exercise	As of
	Shares	Price	4/25/14	Dilution at:

Share Price			$65.72	$70.00	$75.00	$80.00	$85.00

Absolute Shares as of 4/25/14	83.0		83.0	83.0	83.0	83.0	83.0

RSUs and Other	2.9		2.9	2.8	2.7	2.5	2.4
Options	7.6	$37.77	3.2	3.5	3.8	4.0	4.2

Total Dilution			6.2	6.3	6.4	6.5	6.6
% Dilution			6.9%	7.1%	7.2%	7.3%	7.4%
Total Diluted Shares Outstanding			89.2	89.3	89.5	89.6	89.7

CONFERENCE CALL

IAC will audiocast its conference call with investors and analysts discussing the Company’s Q1 financial results on Wednesday, April 30, 2014, at 8:30 a.m. Eastern Time.  This call will include the disclosure of certain information, including forward-looking information, which may be material to an investor’s understanding of IAC’s business.  The live audiocast will be open to the public at www.iac.com/investors.htm.

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GAAP FINANCIAL STATEMENTS

IAC CONSOLIDATED STATEMENT OF OPERATIONS

($ in thousands; except per share amounts)

	Three Months Ended March 31,
	2014	2013

Revenue	$740,247	$742,249
Operating costs and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	209,194	255,849
Selling and marketing expense	298,712	242,914
General and administrative expense	94,816	95,724
Product development expense	39,016	35,117
Depreciation	14,818	14,016
Amortization of intangibles	11,979	14,078
Total operating costs and expenses	668,535	657,698

Operating income	71,712	84,551

Equity in losses of unconsolidated affiliates	(1,935)	(91)
Interest expense	(14,064)	(7,663)
Other (expense) income, net	(23)	1,658
Earnings from continuing operations before income taxes	55,690	78,455
Income tax provision	(21,385)	(25,746)
Earnings from continuing operations	34,305	52,709
Loss from discontinued operations, net of tax	(814)	(944)
Net earnings	33,491	51,765
Net loss attributable to noncontrolling interests	2,394	1,872
Net earnings attributable to IAC shareholders	$35,885	$53,637

Per share information attributable to IAC shareholders:
Basic earnings per share from continuing operations	$0.44	$0.65
Diluted earnings per share from continuing operations	$0.42	$0.62

Basic earnings per share	$0.44	$0.64
Diluted earnings per share	$0.41	$0.61

Dividends declared per common share	$0.24	$0.24

Non-cash compensation expense by function:
Cost of revenue	$(8)	$620
Selling and marketing expense	196	386
General and administrative expense	7,952	10,780
Product development expense	1,473	877
Total non-cash compensation expense	$9,613	$12,663

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IAC CONSOLIDATED BALANCE SHEET

($ in thousands)

	March 31,	December 31,
	2014	2013
ASSETS

Cash and cash equivalents	$1,003,311	$1,100,444
Marketable securities	39,543	6,004
Accounts receivable, net	241,017	207,408
Other current assets	187,205	161,530
Total current assets	1,471,076	1,475,386

Property and equipment, net	291,111	293,964
Goodwill	1,715,601	1,675,323
Intangible assets, net	472,237	445,336
Long-term investments	184,282	179,990
Other non-current assets	89,749	164,685
TOTAL ASSETS	$4,224,056	$4,234,684

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable, trade	$67,516	$77,653
Deferred revenue	175,897	158,206
Accrued expenses and other current liabilities	357,230	351,038
Total current liabilities	600,643	586,897

Long-term debt	1,080,000	1,080,000
Income taxes payable	420,256	416,384
Deferred income taxes	324,342	320,748
Other long-term liabilities	61,706	58,393

Redeemable noncontrolling interests	25,885	42,861

Commitments and contingencies

SHAREHOLDERS’ EQUITY
Common stock	251	251
Class B convertible common stock	16	16
Additional paid-in capital	11,375,124	11,562,567
Retained earnings (accumulated deficit)	3,150	(32,735)
Accumulated other comprehensive loss	(7,697)	(13,046)
Treasury stock	(9,661,350)	(9,830,317)
Total IAC shareholders’ equity	1,709,494	1,686,736
Noncontrolling interests	1,730	42,665
Total shareholders’ equity	1,711,224	1,729,401
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,224,056	$4,234,684

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IAC CONSOLIDATED STATEMENT OF CASH FLOWS

($ in thousands)

	Three Months Ended March 31,
	2014	2013

Cash flows from operating activities attributable to continuing operations:
Net earnings	$33,491	$51,765
Less: loss from discontinued operations, net of tax	(814)	(944)
Earnings from continuing operations	34,305	52,709
Adjustments to reconcile earnings from continuing operations to net cash provided by operating activities attributable to continuing operations:
Non-cash compensation expense	9,613	12,663
Depreciation	14,818	14,016
Amortization of intangibles	11,979	14,078
Excess tax benefits from stock-based awards	(24,203)	(12,530)
Deferred income taxes	3,799	(11,010)
Equity in losses of unconsolidated affiliates	1,935	91
Acquisition-related contingent consideration fair value adjustments	(27)	1,458
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(20,387)	(4,635)
Other assets	(4,100)	(8,001)
Accounts payable and other current liabilities	(11,655)	(12,929)
Income taxes payable	6,697	35,196
Deferred revenue	16,917	7,827
Other, net	3,013	3,429
Net cash provided by operating activities attributable to continuing operations	42,704	92,362
Cash flows from investing activities attributable to continuing operations:
Acquisitions, net of cash acquired	(77,981)	(29,194)
Capital expenditures	(9,721)	(33,638)
Proceeds from maturities and sales of marketable debt securities	—	12,500
Purchases of marketable debt securities	(32,848)	—
Purchases of long-term investments	(7,861)	(975)
Other, net	(157)	(837)
Net cash used in investing activities attributable to continuing operations	(128,568)	(52,144)
Cash flows from financing activities attributable to continuing operations:
Principal payments on long-term debt	—	(15,844)
Purchase of treasury stock	—	(88,605)
Dividends	(20,004)	(21,429)
Issuance of common stock, net of withholding taxes	920	552
Excess tax benefits from stock-based awards	24,203	12,530
Purchase of noncontrolling interests	(30,000)	—
Funds returned from escrow for Meetic tender offer	12,354	—
Other, net	(295)	(1,101)
Net cash used in financing activities attributable to continuing operations	(12,822)	(113,897)
Total cash used in continuing operations	(98,686)	(73,679)
Total cash (used in) provided by discontinued operations	(63)	2,425
Effect of exchange rate changes on cash and cash equivalents	1,616	(4,966)
Net decrease in cash and cash equivalents	(97,133)	(76,220)
Cash and cash equivalents at beginning of period	1,100,444	749,977
Cash and cash equivalents at end of period	$1,003,311	$673,757

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RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

IAC RECONCILIATION OF OPERATING CASH FLOW FROM CONTINUING OPERATIONS TO FREE CASH FLOW

($ in millions; rounding differences may occur)

	Three Months Ended March 31,
	2014	2013
Net cash provided by operating activities attributable to continuing operations	$42.7	$92.4
Capital expenditures	(9.7)	(33.6)
Tax refunds related to sales of a business and an investment	(0.8)	—
Free Cash Flow	$32.2	$58.7

For the three months ended March 31, 2014, consolidated Free Cash Flow decreased $26.5 million primarily due to lower Adjusted EBITDA and higher income tax payments, partially offset by lower capital expenditures.

IAC RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(in thousands; except per share amounts)

	Three Months Ended March 31,
	2014	2013
Net earnings attributable to IAC shareholders	$35,885	$53,637
Non-cash compensation expense	9,613	12,663
Amortization of intangibles	11,979	14,078
Acquisition-related contingent consideration fair value adjustments	(27)	1,458
Gain on sale of VUE interests and related effects	968	1,004
Discontinued operations, net of tax	814	944
Impact of income taxes and noncontrolling interests	(7,607)	(11,046)
Adjusted Net Income	$51,625	$72,738

GAAP Basic weighted average shares outstanding	82,484	84,218
Options, warrants and RSUs, treasury method	4,720	3,162
GAAP Diluted weighted average shares outstanding	87,204	87,380
Impact of RSUs	284	287
Adjusted EPS shares outstanding	87,488	87,667

Diluted earnings per share	$0.41	$0.61

Adjusted EPS	$0.59	$0.83

For Adjusted EPS purposes, the impact of RSUs on shares outstanding is based on the weighted average number of RSUs outstanding, including performance-based RSUs outstanding that the Company believes are probable of vesting.  For GAAP diluted EPS purposes, RSUs, including performance-based RSUs for which the performance criteria have been met, are included on a treasury method basis.

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IAC RECONCILIATION OF SEGMENT NON-GAAP MEASURE TO GAAP MEASURE

($ in millions; rounding differences may occur)

	For the three months ended March 31, 2014
	Adjusted EBITDA	Non-cash compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$82.1	$—	$(4.5)	$(7.3)	$—	$70.3
The Match Group	47.4	—	(5.8)	(1.8)	—	39.8
Media	(7.9)	(0.2)	(0.3)	(0.3)	—	(8.6)
eCommerce	2.8	—	(1.7)	(2.6)	—	(1.6)
Corporate	(16.3)	(9.4)	(2.5)	—	—	(28.3)
Total	$108.1	$(9.6)	$(14.8)	$(12.0)	$—	$71.7

	For the three months ended March 31, 2013
	Adjusted EBITDA	Non-cash compensation expense	Depreciation	Amortization of intangibles	Acquisition-related contingent consideration fair value adjustments	Operating income (loss)
Search & Applications	$97.5	$—	$(3.9)	$(6.7)	$—	$87.0
The Match Group	47.9	0.2	(4.7)	(4.5)	(1.5)	37.4
Media	(6.2)	(0.2)	(0.5)	(0.2)	—	(7.2)
eCommerce	0.7	—	(2.6)	(2.6)	—	(4.5)
Corporate	(13.2)	(12.6)	(2.3)	—	—	(28.1)
Total	$126.8	$(12.7)	$(14.0)	$(14.1)	$(1.5)	$84.6

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IAC’S PRINCIPLES OF FINANCIAL REPORTING

IAC reports Adjusted EBITDA, Adjusted Net Income, Adjusted EPS and Free Cash Flow, all of which are supplemental measures to GAAP.  These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated.  We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results.  These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  IAC endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures.  We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures, which are included in this release.  Interim results are not necessarily indicative of the results that may be expected for a full year.

Definitions of Non-GAAP Measures

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) which is defined as operating income excluding: (1) non-cash compensation expense; (2) depreciation; and (3) acquisition-related items consisting of (i) amortization of intangible assets and goodwill and intangible asset impairments and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements. The Company introduced Adjusted EBITDA, a new non-GAAP financial measure, during the first quarter of 2014.  Going forward, the Company plans to regularly report Adjusted EBITDA and no longer report Operating Income Before Amortization.  We believe Adjusted EBITDA is a useful measure for analysts and investors as this measure allows a more meaningful comparison between our performance and that of our competitors. Moreover, our management uses this measure internally to evaluate the performance of our business as a whole and our individual business segments. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, Adjusted EBITDA corresponds more closely to the cash operating income generated from our business, from which capital investments are made and debt is serviced.

Adjusted Net Income generally captures all items on the statement of operations that have been, or ultimately will be, settled in cash and is defined as net earnings attributable to IAC shareholders excluding, net of tax effects and noncontrolling interests, if applicable: (1) non-cash compensation expense, (2) acquisition-related items consisting of (i) amortization of intangibles and goodwill and intangible asset impairments and (ii) gains and losses recognized on changes in the fair value of contingent consideration arrangements, (3) income or loss effects related to IAC’s former passive ownership in VUE, and (4) discontinued operations.  We believe Adjusted Net Income is useful to investors because it represents IAC’s consolidated results as well as other charges that are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.

Adjusted EPS is defined as Adjusted Net Income divided by fully diluted weighted average shares outstanding for Adjusted EPS purposes.  We include dilution from options and warrants in accordance with the treasury stock method and include all restricted stock units (“RSUs”) in shares outstanding for Adjusted EPS, with performance-based RSUs included based on the number of shares that the Company believes are probable of vesting.  This differs from the GAAP method for including RSUs, which are treated on a treasury method, and performance-based RSUs, which are included for GAAP purposes only to the extent the performance criteria have been met (assuming the end of the reporting period is the end of the contingency period).  Shares outstanding for Adjusted EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, IAC’s consolidated results, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other charges which are not allocated to the operating businesses such as interest expense, income taxes and noncontrolling interests, but excluding the effects of any other non-cash expenses.  Adjusted Net Income and Adjusted EPS have the same limitations as Adjusted EBITDA, and in addition, Adjusted Net Income and Adjusted EPS do not account for IAC’s former passive ownership in VUE.  Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

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Free Cash Flow is defined as net cash provided by operating activities, less capital expenditures.  In addition, Free Cash Flow excludes, if applicable, tax payments and refunds related to the sales of certain businesses and investments, including IAC’s interests in VUE, an internal restructuring and dividends received that represent a return of capital due to the exclusion of the proceeds from these sales and dividends from cash provided by operating activities.  We believe Free Cash Flow is useful to investors because it represents the cash that our operating businesses generate, before taking into account non-operational cash movements.  Free Cash Flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures.  For example, it does not take into account stock repurchases.  Therefore, we think it is important to evaluate Free Cash Flow along with our consolidated statement of cash flows.

Non-Cash Expenses That Are Excluded From Our Non-GAAP Measures

Non-cash compensation expense consists principally of expense associated with the grants, including unvested grants assumed in acquisitions, of stock options, restricted stock units and performance-based RSUs.  These expenses are not paid in cash, and we include the related shares in our fully diluted shares outstanding which, for stock options and restricted stock units are included on a treasury method basis, and for performance-based RSUs are included on a treasury method basis once the performance conditions are met.  We view the true cost of our restricted stock units and performance-based RSUs as the dilution to our share base, and such units are included in our shares outstanding for Adjusted EPS purposes as described above under the definition of Adjusted EPS.  Upon the exercise of certain stock options and vesting of restricted stock units and performance-based RSUs, the awards are settled, at the Company’s discretion, on a net basis, with the Company remitting the required tax-withholding amount from its current funds.

Amortization of intangible assets and goodwill and intangible asset impairments are non-cash expenses relating primarily to acquisitions.  At the time of an acquisition, the identifiable definite-lived intangible assets of the acquired company, such as content, technology, customer lists, advertiser and supplier relationships, are valued and amortized over their estimated lives.  Value is also assigned to acquired indefinite-lived intangible assets, which comprise trade names and trademarks, and goodwill that are not subject to amortization.  An impairment is recorded when the carrying value of an intangible asset or goodwill exceeds its fair value.  While it is likely that we will have significant intangible amortization expense as we continue to acquire companies, we believe that intangible assets represent costs incurred by the acquired company to build value prior to acquisition and the related amortization and impairment charges of intangible assets or goodwill, if applicable, are not ongoing costs of doing business.

Gains and losses recognized on changes in the fair value of contingent consideration arrangements are accounting adjustments to report contingent consideration liabilities at fair value.  These adjustments can be highly variable and are excluded from our assessment of performance because they are considered non-operational in nature and, therefore, are not indicative of current or future performance or ongoing costs of doing business.

Income or loss effects related to IAC’s former passive ownership in VUE are excluded from Adjusted Net Income and Adjusted EPS because IAC had no operating control over VUE, which was sold for a gain in 2005, had no way to forecast this business, and did not consider the results of VUE in evaluating the performance of IAC’s businesses.

Free Cash Flow

We look at Free Cash Flow as a measure of the strength and performance of our businesses, not for valuation purposes.  In our view, applying “multiples” to Free Cash Flow is inappropriate because it is subject to timing, seasonality and one-time events.  We manage our business for cash and we think it is of utmost importance to maximize cash — but our primary valuation metrics are Adjusted EBITDA and Adjusted EPS.

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OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release and our conference call, which will be held at 8:30 a.m. Eastern Time on April 30, 2014, may contain “forward -looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include, among others, statements relating to: IAC’s future financial performance, IAC’s business prospects and strategy, anticipated trends and prospects in the industries in which IAC’s businesses operate and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC and/or its businesses, changes in our relationship with, or policies implemented by, Google, adverse changes in economic conditions, either generally or in any of the markets in which IAC’s businesses operate, adverse trends in the online advertising industry or the advertising industry generally, our ability to convert visitors to our various websites into users and customers, our ability to offer new or alternative products and services in a cost-effective manner and consumer acceptance of these products and services, operational and financial risks relating to acquisitions, changes in industry standards and technology, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect IAC’s business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of IAC management as of the date of this press release.  IAC does not undertake to update these forward-looking statements.

About IAC

IAC (NASDAQ: IACI) is a leading media and Internet company comprised of more than 150 brands and products, including Ask.com, About.com, Match.com, HomeAdvisor and Vimeo.  Focused on the areas of search, applications, online dating, media and eCommerce, IAC’s family of websites is one of the largest in the world, with over a billion monthly visits across more than 100 countries. The Company is headquartered in New York City and has offices worldwide. To view a full list of IAC companies, please visit www.iac.com.

Contact Us

IAC Investor Relations

Nick Stoumpas / Alexandra Caffrey

(212) 314-7400

IAC Corporate Communications

Isabelle Weisman

(212) 314-7361

IAC

555 West 18th Street, New York, NY 10011 (212) 314-7300 Fax (212) 314-7309 http://iac.com

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